                                           Exhibit 99.2
Fourth Quarter and Fiscal Year 2010
Conference Call
February 28, 2011

This presentation contains forward-looking statements regarding the Company's prospects, including the outlook for tanker and articulated tug barge markets, changing oil trading patterns, anticipated levels and timing of newbuilding and scrapping, prospects for certain strategic alliances and investments, forecasted newbuilding delivery schedule for 2011 through 2013, projected scheduled drydock and off hire days for 2011, projected locked-in charter revenue and locked-in time charter days for 2011 through 2015 and thereafter, forecasted 2011 vessel expenses, charter hire expenses, depreciation and amortization, general and administrative expenses, interest expense, and levels of equity income and capital expenditures, the profitability in 2011 of certain business units and the Company’s two FSOs, ability to meet refinancing obligations in 2011 and 2012, the sustainability of
OSG’s annual dividend, prospects of OSG’s strategy of being a market leader in the segments in which it competes and the forecast of world economic activity and oil demand. These statements are based on certain assumptions made by OSG management based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.
Forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of OSG, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements are described in the Company’s Annual Report for
2009 on Form 10-K and those risks discussed in the other reports OSG files with the Securities and Exchange
Commission.
Forward-Looking Statements

■ Fourth quarter results reflected continued weakness across our markets
 • TCE revenues were $183M, down 10% from $204M in 4Q2009
 • Reported net loss of $55.3M or $1.83 per diluted share
 • Adjusted net loss was $59.0M or $1.96 per diluted share
■ Fiscal 2010 results
 • TCE revenues $853M, down 10% vs. 2009
 • Reported net loss $134M; Adjusted net loss $98M
■ TCE revenues impacted by weak spot rates, increased spot exposure
 • Spot rates remained under pressure across all market segments
 • Factors include excess tonnage supply, continued impact on ton-mile demand of China sourcing more crude from the Middle East vs. West Africa, inventory drawdowns
 • Time charters and VLCC forward cover that benefited 2009 results has rolled off
 • VLCC TCE rate achieved in 4Q2010 (spot + fixed) was 55% below 4Q2009
Financial Highlights

Crude Oil

Products

U.S. Flag

- Jones Act spot market has improved - OSG 209 returned to spot market from layup in Q4

OSG

1 Delivered February 2011
Fleet Expansion and U.S. Flag Turnaround Program
■ Crude - turnaround of FSO JV
 • Q4 was first full quarter both FSOs were on contract -
  JV now a reliable contributor
■ Products - averaging down on capital and charter-in
 costs
 • Overseas Kythnos (MR) purchased and bareboat charter
 cancelled
 • Two time-chartered MRs delivered - Carina and Atlantic
 Grace 1
 • Orderbook swap concluded - Two LR1s (3Q2011) out, two
 2013 Aframaxes in, with improved value/cost tradeoff
■ U.S. Flag - fleet modernization solidifies market position
 • Overseas Chinook delivered; now under conversion to
 shuttle tanker with 4-year time charter to Petrobras to
 commence in 2Q2011
 • Delaware Bay lightering fleet renewal almost complete with
 March delivery of OSG 351 - term contract cover in place
 (through 2020)
 • Last three single hull vessel vessels sold or under sale
 contract - 100% double hull by end of 1H2011

1 Projected estimates only. 2010 includes mark-to-market losses on the FSO Africa interest rate swap.
2 Includes all expenses, including allocated G&A.
In 2010 we have executed according to plan on a number of initiatives that are expected to result in material improvement in financial performance in 2011 and beyond
2010 Accomplishments to Benefit 2011 Results
■ Full year contribution from both FSOs expected to turn a $7M loss in
 2010 to a $14M profit in 20111 - a $21M swing
■ U.S. Flag unit turnaround underway
 - Positive contribution expected in 2011 from an operating loss of $35M 2 in 2010
■ G&A initiative will continue in 2011 - further savings expected
 - Approximately $95M overall spend for 2011 vs. $100M in 2010
■ Holding the line on vessel expenses in 2011
■ We expect no vessel impairments in 2011 compared with $29M in 2010
■ We have continued to strengthen our commercial platforms
 - Important contracts in Tankers International, Aframax International, and both
 International and U.S. Flag lightering have been renewed
 - We have added pool partners and vessels in Tankers International, Suezmax
 International and Clean Products International

$160
$140
$120
$100
$80
$60
$40
$20
$0
$144
$123
$100
$95
2008
2009
2010
2011 Budget

$10,000
$9,000
$8,000
$7,000
$9,288
$9,129
$8,921
$8,981
2008
2009
2010
2011 Budget

Disciplined Expense Management
■ G&A reduction program has borne fruit
 • Savings are permanent
 • Continued cost discipline in 2011 and
 beyond
■ OSG reduced daily vessel operating
 expense from 2008 to 2010 on
 international flag vessels while
 improving operational performance
 • We expect to hold 2011 daily Opex below
 2008 levels
 • Daily Opex control achieved without
 sacrificing safety, quality and environmental
 oversight
Operating Expense per Day 1
International Fleet
G&A Expenses
(~34%)
($ in millions)
1 Does not reflect offsetting impact of payments received on two U.S. Flag vessels trading internationally and one Canadian flag vessel.

($ in millions)	12/31/10 Outstanding	2011	2012	2013
Secured Term Debt	**$664**	$45	$54	$54
Unsecured Debt				
Public Bonds	**519**	-	-	73
Revolving Credit Facility	**807**	-	-	-
Unsecured Debt	**1,326**	-	-	73
TOTAL DEBT	**$1,990**	$45	$54	$127
				assumes revolver refinancing
Capital Commitments				
Construction Payments	**$222**	$152	$34	$37

OSG

Covenants on $1.8B facility 2
Covenant 4Q2010 Capacity
Maximum Leverage 3 < 60%	43%	$2.0B add’l debt
Minimum Net Worth 4 ≥ $1.2B	$2.5B	$1.3B in losses
Minimum Unencumbered Assets 5 ≥ 150%	235%	$0.8B new secured debt on $1.1B of vessels
1 Liquidity consists of Cash & Cash Equivalents, Short Term Investments and committed availability under bank facilities (does not reflect $150M reduction in revolving credit facility effective in February 2011). 2 Preliminary figures. 3 Funded indebtedness to total capitalization. 4 Tangible net worth.
5Unencumbered tangible assets to unsecured debt; capacity assumes 70% advance ratio.
Debt Repayment and Capital Commitments
Conservative financial policy creates financial flexibility and the ability to execute on attractive growth opportunities
■ Strong liquidity and balance sheet
 profile
 • $1.3B in liquidity 1
 • Long term debt to capital = 48.0%
 • Manageable debt and refinancing
 obligations over next two years
 • Future construction commitments of
 $222M are fully funded
 • Ample room within covenants
■ Recent capital raises have:
 • Extended debt maturity profile
 • Diversified capital sources
 • Strengthened balance sheet
■ Large unsecured asset base
 • 70% of Vessel NBV is unsecured

2011 Outlook - Crude & Products
■ Crude
 • Demand picture is encouraging
 • Net fleet growth in 2011 to exceed demand growth
 • Slow steaming is growing in acceptance - benefits are significant
 • Many wildcards - most are positive
■ Products
 • Vessel supply is being absorbed, while MR orders are being delayed, converted to dry, or cancelled
 • Clean product demand increasing at faster pace than overall oil demand
 • Ton-mile growth expected to continue from longer-haul trading patterns
 • Ton-mile growth in the MR sector expected to exceed supply growth in 2011

2011 Outlook - U.S. Flag
■ Jones Act fleet expected to decline further
 • 8 newbuilds delivering through 2014 will be more than offset by mandated/expected retirements (including OSG’s last two single-hulls in 2011)
■ Refinery expansion in the Mid-continent and Gulf Coast to result in more product available on Gulf Coast
 • Pipeline capacity to Northeast is limited - some will be exported (diesel to
 Europe)
 • Balance will displace imports and generate coastwise movements
 • Revival of Upcoast Jones Act movements in 4Q2010 continues in 2011
 • Exports to Mexico via Brownsville pipeline growing with falling Mexican production
■ Delaware City refinery to reopen in 2Q2011 - will provide incremental lightering volumes

In Summary
■ We have remained focused on executing our strategy during this downturn
 • We have further enhanced our commercial platforms
 • We have reduced costs at sea and ashore
 • We have continued to modernize and optimize our fleet
 - Challenging shipyard projects are operational with attractive contract cover in place - FSOs, lightering ATBs and U.S. Flag shuttle tankers
 • We have maintained financial flexibility through the downturn and will outlast it
 - Capital markets transactions have de-risked the firm and better positioned us to seize opportunities, especially relative to our competition
 • We have maintained discipline in pursuing our balanced growth strategy
 - It has paid to wait
■ By following a consistent strategy throughout this difficult period, OSG is positioned to emerge ahead of the pack when markets recover
 • Spot exposure provides upside to upturn, balanced with contract cover page *
Financial Review
Myles Itkin, CFO

(In thousands, except EPS and days)	4Q2010	4Q2009
Shipping Revenues	**$232,025**	**$242,582**
Voyage expenses	48,828	38,433
TCE Revenues	**183,197**	**204,149**
Vessel expenses	69,506	73,801
Charter hire expenses	99,354	86,790
Depreciation and amortization	43,337	42,656
General and administrative	24,031	36,392
Shipyard contract termination costs (recoveries)	(1,434)	(114)
(Gain) / loss on disposal of vessels	(651)	639
	234,143	240,164
(Loss) from Vessel Operations	(50,946)	(36,015)
Equity in income / (loss) of affiliated companies	9,101	(5,295)
Operating (loss)	**(41,845)**	**(41,310)**
Other income	553	318
Interest expense	(17,819)	(11,917)
Income tax benefit	3,832	30,544
Net (loss)	(55,279)	(22,365)
Less noncontrolling interest	0	797
Net (Loss) attributable to OSG	**($55,279)**	**($23,162)**
Diluted EPS	**($1.83)**	**($0.86)**
Diluted shares outstanding	30,155	26,864
EBITDA	**$2,045**	**$867**

Diluted EPS	($1.83)	($0.86)
Special Items	($0.13)	$0.27
Adjusted Diluted EPS	**($1.96)**	**($0.59)**
Operating Days	10,240	9,397
Revenue Days	9,582	8,950

OSG

59% of TCE revenues derived from spot market compared
with 45% in 2009. Expiring fixed rate business was
replaced at lower spot rates
Both FSOs fully employed for quarter and earned service
level bonuses. OSG’s share of FSO JV income was $5.2M,
which included $1.9M related to interest rate swaps that are marked-to-market through earnings. LNG - $1.8M; ATC -
$2.8M
Debt maturity extended by issuing $300M of Notes due
2018 which resulted in $5M increase in interest expense,
net of reduction in expense achieved by repaying $42M in
secured loans with an average interest rate of 6%; average
amount of debt increased $233M quarter-over-quarter
Reflects 604 more charter-in days during 4Q2010
Reflects $2.6M reduction in Compensation costs; $1.2M
reduction in T&E, consulting and legal fees from expense
reduction programs; $7.6M in non-recurring expenses in
2009
Prior year’s quarter tax benefit related to 2009 tax loss
carryback as a result of tax law change. No similar
carryback available for 2010
Financial Review - Income Statement

(In thousands)	As of December 31, 2010	2009
ASSETS		
Cash and cash equivalents	$253,649	$474,690
Short term investments [1]	20,047	50,000
Voyage receivables	160,993	146,311
Income taxes recoverable	67,980	72,415
Other receivables	31,631	27,725
Inventories, prepaid expenses and other current assets	60,577	46,225
Total Current Assets	594,877	817,366
Capital Construction Fund	-	40,698
Restricted cash	-	7,945
Vessels and other property, less accum. depr.	3,195,383	2,942,233
Vessels held for sale	3,305	-
Deferred drydock expenditures, net	46,827	58,535
Total vessels, deferred drydock and other property	3,245,515	3,000,768
Investments in affiliated companies	265,096	189,315
Intangible assets, less accumulated amortization	83,137	99,088
Goodwill	9,589	9,589
Other assets	42,889	43,672
Total Assets	$4,241,103	$4,208,441
LIABILITIES AND EQUITY		
Total current liabilities	$173,785	$183,093
Long-term debt	1,941,583	1,813,289
Deferred gain on sale and leaseback of vessels	40,876	82,500
Deferred income taxes and other liabilities	274,716	261,704
Total Equity	1,810,143	1,867,855
Total Liabilities and Equity	$4,241,103	$4,208,441

OSG

Raised $450M in capital market transactions in Q1; net
reduction in outstanding balances under revolving credit
facilities of $176M; vessel expenditures totaled $421M
and $98M net advances to FSO joint venture
Includes CIP of $807M for 9 vessels
Represents Overseas New Orleans under contract of
sale
Funding conversion of FSOs and FSO Africa operating
and debt service costs prior to commencement of charter
($98M); net operating income ($3.6M); offset by
distributions ($10.3M)
Includes $41M tax refund received in January 2011
1 Short term investments consists of time deposits with maturities greater than 3 months
Financial Review - Balance Sheet

2011 Guidance
■ Estimated vessel expenses  $295M to $310M
■ Time and bareboat charter hire expenses $380M to $395M
■ Depreciation and amortization $185M to $195M
■ G&A $95M to $100M
■ Equity income of affiliated companies $20M to $25M
■ Interest expense $95M to $110M
 (assumes additional facilities and changes to the unsecured revolver)
■ Capital expenditures
 – Drydock costs  $43M (on 29 vessels)
   (Q1 $7M; Q2 $11M; Q3 $12M; Q4 $13M)
 – Newbuild progress payments, vessel  $176M
  improvements and capitalized interest (Q1 $76M; Q2 $60M; Q3 $17M; Q4 $23M)

page *
Appendix

(In thousands, except per share amounts)	Three Months Ended Dec. 31, 2010 $	$ Per Share	Dec. 31, 2009 $	$ Per Share	Fiscal Year Ended Dec. 31, 2010 $	$ Per Share	Dec. 31, 2009 $	$ Per Share
Loss on writedown of securities	-	-	-	-	($656)	($0.02)	($3,283)	($0.12)
(Loss) / gain on sale of vessels and other assets, net of impairments	$651	$0.02	($638) [2]	($0.02)	(25,468) [1]	(0.86) [1]	130,508 [2]	4.86
Shipyard contract termination costs	1,434	0.05	114	0.00	933	0.03	(26,960)	(1.00)
Costs associated with OSP Tender	-	-	(6,045) [2]	(0.23)	-	-	(7,457) [2]	(0.28)
Mark-to-market (loss) / gain on FSO Africa interest rate swaps	1,884	0.06	-	-	(5,023)	(0.17)	-	-
De-designation of interest rate swaps	-	-	-	-	(4,548)	(0.15)	-	-
Deferred finance costs related to terminated OSP facility	-	-	-	-	(1,029)	(0.03)	-	-
Deferred finance costs related to amended FSO Africa facility	(358)	(0.01)	-	-	(358)	(0.01)	-	-
Unrealized derivative activity	108	0.00	(708)	(0.03)	345	0.01	460	0.02
Total	**$3,719**	**$0.13**	**($7,277)**	**($0.27)**	**($35,804)**	**($1.21)**	**$93,268**	**$3.47**
Reported Net Income / (loss) attributable to OSG / EPS	($55,279)	($1.83)	($23,162)	($0.86)	**($134,243)**	($4.55)	$70,170	$2.61
Adjusted Net Income / (loss) attributable to OSG / EPS	**($58,998)**	**($1.96)**	**($15,885)**	**($0.59)**	**($98,439)**	**($3.34)**	**($23,098)**	**($0.86)**
Diluted shares outstanding		30,155		26,864		29,498		26,869

[1] The U.S. Flag asset impairment charges on Overseas New Orleans, Overseas Puget Sound, Overseas Phildelphia and OSG 400 have been tax effected from the pre-tax charge of $28.6 million.
[2] These amounts are shown net of noncontrolling (minority) interest.

OSG

Special Items Affecting Net Income/(Loss)
Set forth below are significant items of income and expense that affected the Company’s results for the three months and fiscal year ended
December 31, 2010 and 2009, all of which are typically excluded by securities analysts in their published estimates of the Company’s financial results.
Reconciling Items

Consistent with general practice in the shipping industry, the Company uses time charter equivalent revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance.

	Three Months Ended Dec. 31,		Fiscal Year Ended Dec. 31,	
($ in thousands)	**2010**	**2009**	**2010**	**2009**
Time charter equivalent revenues	$183,197	$204,149	$853,278	$952,621
Add: Voyage expenses	48,828	38,433	192,332	140,997
Shipping Revenues	$232,025	$242,582	$1,045,610	$1,093,618

EBITDA represents operating earnings excluding net income/ (loss) attributable to the noncontrolling interest, which is before interest expense and income taxes, plus other income and depreciation and amortization expense. EBITDA is presented to provide investors with meaningful additional information that management uses to monitor ongoing operating results and evaluate trends over comparative periods. EBITDA should not be considered a substitute for net income/ (loss) attributable to the Company or cash flow from operating activities prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. While EBITDA is frequently used as a measure of operating results and performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

	Three Months Ended Dec. 31,		Fiscal Year Ended Dec. 31,	
($ in thousands)	**2010**	**2009**	**2010**	**2009**
Net income / (loss) attributable to OSG	($55,279)	($23,162)	($134,243)	$70,170
Income tax benefit	(3,832)	(30,544)	(7,456)	(36,697)
Interest expense	17,819	11,917	67,044	45,125
Depreciation and amortization	43,337	42,656	170,670	172,404
EBITDA	$2,045	$867	$96,015	$251,002

OSG

EBITDA
TCE Revenues
Reconciling Items (cont’d)

	Owned	Chartered-in	Total	Newbuild	Total
VLCC	9	6	15	2	17
FSO	2	-	2	-	2
Suezmax	-	2	2	-	2
Aframax	6	4	10	2	12
Panamax	9	-	9	-	9
Lightering	2	4	6	-	6
Total Crude	28	16	44	4	48
LR2	-	-	-	-	-
LR1	2	2	4	2	6
MR*	15	19	34	3	37
Total Products	17	21	38	5	43
Handysize	4	9	13	1	14
ATB	7	-	7	-	7
Lightering	3	-	3	1	4
Total U.S. Flag	14	9	23	2	25
Total Gas	4	-	4	-	4
TOTAL	63	46	109	11	120
* Products operating fleet Includes 2 owned U.S. Flag MRs that trade internationally and a car carrier; Products MR newbuild fleet includes a chemical tanker.
Fleet Composition - As of February 23, 2011

Actual	Estimate			
	4Q2010	**1Q2011**	**2Q2011**	**3Q2011**	**4Q2011**
Crude					
VLCC (including ULCC)	8	35	30	57	81
Suezmax	27	2	24	2	2
Aframax (incl. Lightering)	19	8	7	13	45
Panamax	-	5	5	5	29
Refined Petroleum Products					
LR2	-	-	-	-	-
LR1	125	-	6	66	14
MR [1]	3	95	170	128	155
U.S. Flag					
Product Carrier	11	99 [2]	49	30	11
ATB	100	61	60	87	9
Other	16	-	1	-	1
TOTAL	**309**	**304**	**352**	**388**	**345**
Layup days -- U.S. Flag (excluded from above)	**350**	**197**	**91**	**92**	**92**

OSG

Off Hire and Scheduled Drydock
In addition to regular inspections by OSG personnel, all vessels are subject to periodic drydock, special survey and other scheduled or known maintenance and repairs. The table below sets forth actual days off hire for the fourth quarter of 2010 and anticipated days off hire for the above-mentioned events by vessel class for each quarter in 2011.
1 Includes one time chartered-in vessel that is expected to be off-hire for purposes of TCE revenue and charter hire expense.
2 Includes conversion of Overseas Chinook to shuttle tanker
Off Hire Schedule

Crude	Products	U.S. Flag	Gas	Total OSG
Base charter hire	55,397	29,349	18,941	2,025	**105,712**
Profit share	(699)	0	0	0	**(699)**
Amortization of deferred gain	(8,972)	(811)	0	0	**(9,783)**
Other	44	0	2,572	0	**2,616**
Spot Charter Lightering	1,508	0	0	0	**1,508**
Charter hire expense	47,278	28,538	21,513	2,025	**99,354**

	VLCC	Suezmax	Aframax	Lightering	Total Crude
Base charter hire	22,802	6,810	14,970	10,815	**55,397**
Profit share	18	0	0	(717)	**(699)**
Amortization of deferred gain	(6,615)	0	(2,171)	(186)	**(8,972)**
Other	0	0	44	0	**44**
Spot Charter Lightering	0	0	0	1,508	**1,508**
Charter hire expense	16,205	6,810	12,843	11,420	**47,278**

OSG

For the Quarter Ended December 31, 2010
($ in thousands)
Note: Vessels chartered-in for less than one year are not on the Company’s fleet list. During the second quarter, the Gas segment chartered in an LPG carrier for an initial term that was less than one year.
Charter Hire Expense by Segment

Time Charter [1]	Pool Charters	Total
2011	$233,453,653	$10,266,933	$243,720,587
2012	153,656,453	-	153,656,453
2013	113,548,405	-	113,548,405
2014	75,014,710	-	75,014,710
2015 and thereafter	13,388,847	-	13,388,847
Total	$589,062,067	$10,266,933	$599,329,001
% of Total	98%	2%	100%

	U.S.	Product [1]	Crude	Other	Total
2011	$198,541,253	$5,929,100	$21,135,800	$7,847,500	$233,453,653
2012	148,146,953	-	263,500	5,246,000	153,656,453
2013	113,548,405	-	-	-	113,548,405
2014	75,014,710	-	-		75,014,710
2015 and thereafter	13,388,847	-	-		13,388,847
Total	$548,640,167	$5,929,100	$21,399,300	$13,093,500	$589,062,067
% of Total	93%	1%	4%	2%	100%

	U.S.	Product [1]	Crude	Other	Total
2011	3,741	338	1,171	365	5,615
2012	2,623	-	17	244	2,884
2013	1,962	-	-	-	1,962
2014	1,213	-	-	-	1,213
2015 and thereafter	182	-	-	-	182
Total	9,721	338	1,188	609	11,856
% of Total	82%	3%	10%	5%	100%

Locked-in Time Charter
Days by Segment
Locked-in Time Charter
Revenue by Segment
Locked-in
Charter Revenue
Note: Locked-in time charter days for 2011 are as of 12/31/10 and will differ from a more current date used in Appendices 3 and 4 in the quarterly earnings press release. 1 Excludes $12M in time charter contracts, which were cancelled in February 2011.
Future Revenue $/Days by Segment - As of 12/31/10

page *
www.osg.com